UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

VERAZ NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

926 Rock Avenue, Suite 20 San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Veraz Networks, Inc. (the “Company”) was held on May 28, 2010. Proxies for the Annual Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 44,185,374 shares of common stock entitled to vote at the Annual Meeting and a total of 28,807,803 shares of common stock were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

Bob L. Corey and Promod Haque were elected as directors to hold office until the 2013 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Bob L. Corey	22,203,032	1,075	6,603,696
Promod Haque	22,158,464	45,643	6,603,696

In addition to the directors elected above, each of Dror Nahumi and W. Michael West will continue to serve as directors until the 2011 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. Each of Douglas A. Sabella and Pascal Levensohn will continue to serve as directors until the 2012 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

Proposal No. 2

The selection by the Audit Committee of the Board of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was ratified by the following vote:

For	Against	Abstain
28,057,139	750,663	1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERAZ NETWORKS, INC.
Dated: June 1, 2010
	By:	/s/ Eric C. Schlezinger
Eric C. Schlezinger
Assistant Secretary